CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 25, 2026, relating to the financial statements and financial highlights of Emerald Growth Fund, a series of The RBB Fund, Inc. (formerly, a series of Financial Investors Trust), which are included in Form N-CSR for the year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings”, “Miscellaneous” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 31, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2026, relating to the financial statements and financial highlights of F/m Emerald Special Situations ETF, a series of The RBB Fund, Inc., which are included in Form N-CSR for the year ended April 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Miscellaneous” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 31, 2026